                                   Exhibit 23

                         CONSENT OF REHMANN ROBSON, P.C.


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-61590) pertaining to the Dividend Reinvestment Plan and (Form S-8 No. 33-61596) pertaining to the Employees' Stock Purchase Plan of IBT Bancorp, of our report dated January 21, 2000, which appears on page 28 of this Annual Report (Form 10-K) for the years ended December 31, 1999, 1998 and 1997.



                                                     Rehmann Robson, P.C.

Saginaw, Michigan
March 14, 2000


                                       55